UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

(Amendment No. 1)

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2008 (January 9, 2008)

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EGPI FIRECREEK, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-32507	88-0345961
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6564 Smoke Tree Lane, Scottsdale, AZ 85253

(Address of Principal Executive Office) (Zip Code)

(480) 948-6581

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Note:

On January 9, 2008, EGPI Firecreek, Inc., through its wholly owned subsidiary, Firecreek Petroleum, Inc. (collectively, the “Company”) reported on Current Report on Form 8-K (“January 8-K”), that it entered into an Assignment and Bill of Sale effective January 1, 2008  (the “Assignment”) with Success Oil Co., Inc. (“SOC”) relating to the purchase and sale of 75% working interests and corresponding 56.25% net revenue interests into a certain 40 acre tract of land, (the “North 40”) including the leases, mineral reserves (oil and gas), and all equipment and well bores thereon with first right for an additional 40 acre lease (the “South 40”), located in Ward County, Texas, more commonly known as the J.B. Tubb leasehold estate (the “Tubb Lease”). This Form 8-K/A amends and adds to some of the information contained in the January 8-K.

ITEM 1.01

ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Effective on March 7, 2008, in addition to the above noted herein, the Company and SOC entered into an Agreement, Assignment and Bill of Sale (the “Agreement”) whereby SOC assigned, sold, transferred and conveyed to the Company an additional Seventy-Five percent (75%) working interest (of the One-Hundred percent (100%) working interest) and corresponding 56.25% net revenue interest in all of SOC’s right, title, related to that certain well-bore known as the Highland Production Company #2, API No. 42-475-33611,, as more fully described in the Agreement attached on Exhibit 10.1 to this Report. In addition, there was also conveyed in the above described well-bore one (1) zone only, being the Lower-Clearfork at 4700’ to 4900’ ft.. Further, the Company assigned, sold, transferred and conveyed to SOC a Twenty-Five percent (25%) of One-Hundred percent (100%) ownership in certain equipment to be installed on, or used with, the J. B. Tubb property/equipment, as more fully described in the Agreement.

A copy of the Agreement, Assignment and Bill of Sale is attached hereto as Exhibit 10.1.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

See Item 1.01 above.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

 (c) Exhibits

10.1

Agreement, Assignment and Bill of Sale, dated March 7th, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

EGPI FIRECREEK, INC. (formerly Energy Producers, Inc.)

By:	/s/ Dennis R. Alexander
Dennis R. Alexander Chairman and Chief Financial Officer

April 30, 2008